Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Registration Statement on Form S-3 to Form S-4 of Hanmi Financial Corporation our report dated January 20, 2003 relating to the financial statements of Pacific Union Bank for the year ended December 31, 2002, which appears in Hanmi Financial Corporation’s current report on Form 8-K/A dated July 26, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
August 30, 2004